     As Filed with the Securities and Exchange Commission on August 2, 2001
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                     INTERDIGITAL COMMUNICATIONS CORPORATION
               (Exact Name of Registrant as Specified in Charter)

            PENNSYLVANIA                                     23-1882087
     (State or Other Jurisdiction                        (I.R.S. Employer
        of Incorporation or                               Identification
         Organization)                                       Number)

                                781 Third Avenue
                      King of Prussia, Pennsylvania 19406
                                 (610) 878-7800
                       (Address, including zip code, and
                   telephone number, including area code, of
                   Registrant's principal executive offices)

      INTERDIGITAL COMMUNICATIONS CORPORATION SAVINGS AND PROTECTION PLAN

                            (Full title of the plan)

                      William J. Merritt, General Counsel
                    InterDigital Communications Corporation
                                781 Third Avenue
                      King of Prussia, Pennsylvania 19406
                    (Name and address of agent for service)

                                 (610) 878-7800
         (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
Title of shares to be       Amount to be         Proposed maximum    Proposed maximum       Amount of registration
registered (1)              registered (2)       offering price per  aggregate offering     fee
                                                 share (3)           price (3)
---------------------------------------------------------------------------------------------------------------------
       Common Stock            400,000                 $11.990        $ 4,796,000                $1,199
     ($.01 par value)
=====================================================================================================================

(1) This registration statement (the "Registration Statement") registers the issuance of 400,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), which are available for issuance, pursuant to the InterDigital Communications Corporation Savings and Protection Plan (the "Plan").

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate number of interests to be offered or sold pursuant to the Plan described herein. In addition, this Registration Statement registers an indeterminate number of rights (the "Rights") to purchase Series B Junior Participating Preferred Stock pursuant to the terms of a certain Rights Agreement between InterDigital Communications Corporation ("Registrant" or the "Company") and the American Stock Transfer and Trust Company, as Rights Agent, as amended.

(3) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act on the basis of the average of the high and low prices reported for shares of Common Stock of the Registrant on the Nasdaq National Market on July 26, 2001. No separate consideration will be received for the Rights, which initially will trade together with the Common Stock.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

                  The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the "Commission"), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.    Registrant Information and Employee Plan Annual Information.

                  The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to InterDigital Communications Corporation, 781 Third Avenue, King of Prussia, Pennsylvania 19406, Attention: General Counsel; telephone number (610) 878-7800.



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents which have been filed by the Company with the Commission are incorporated by reference into this Registration
Statement:

                  (a) Our Annual Report on Form 10-K for the year ended December 31, 2000;

                  (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001; and

                  (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on April 25, 2000, together with Amendment No. 1 on Form 8-A/A filed with the Commission on May 2, 2000, and including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to our Common Stock.

                  All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  The Common Stock and Rights to purchase Series B Junior Participating Preferred Stock are registered under the Exchange Act.

Item 5.           Interests of Named Experts and Counsel.

                  The validity of the Common Stock registered hereunder has been passed upon for the Company by William J. Merritt, Esq., 781 Third Avenue, King of Prussia, Pennsylvania 19406. Mr. Merritt is General Counsel, Executive Vice President and Secretary of the Company, and Mr. Merritt owns 23,714 shares of Common Stock, options to purchase 278,000 shares of Common Stock, and restricted stock units for 15,000 shares of Common Stock.

Item 6.           Indemnification of Directors and Officers.

                  Sections 1741-1750 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") and the Company's By-Laws provide for indemnification of the Company's directors and officers and certain other persons. Under Sections 1741-1750 of the BCL, directors and officers of the Company may be indemnified by the Company against all expenses incurred in connection with actions (including, under certain circumstances, derivative actions) brought against such director or officer by reason of his or her status as a representative of the Company, or by reason of the fact that such director or officer serves or served as a representative of another entity at the Company's request, so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company. As permitted under the BCL, the Company's By-Laws provide that the Company shall indemnify directors and officers against all expenses incurred in connection with actions (including derivative actions) brought against such director or officer by reason of the fact that he or she is or was a director or officer of the Company, or by reason of the fact that such director or officer serves or served as an employee or agent of any entity at the Company's request, unless the act or failure to act on the part of the director or officer giving rise to the claim for indemnification is determined by a court in a final, binding adjudication to have constituted willful misconduct or recklessness.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

         Exhibit No.      Description
         -----------      -----------
         4.1              InterDigital Communications Corporation Savings
                          and Protection Plan, as amended through July 31, 2001

         5                Opinion of William J. Merritt, Esquire

         23.1             Consent of Independent Public Accountants

         23.2             Consent of William J. Merritt, Esquire
                          (included in Exhibit 5)

         24               Power of Attorney (see signature pages at pp. 7 - 8)

                  The Registrant hereby undertakes that the Plan and any amendments thereto have been and will be submitted to the Internal Revenue Service ("IRS") in a timely manner and all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code have been or will be made.

Item 9.           Undertakings.

                  The undersigned Registrant hereby undertakes as follows:

                  (a) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         The Company. Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on July 31, 2001.

                          INTERDIGITAL COMMUNICATIONS CORPORATION


                          By: /s/ Howard E. Goldberg
                              -------------------------------------------------
                              Howard E. Goldberg, President and Chief Executive Officer, the principal executive officer


                          By: /s/ R. J. Fagan
                              -------------------------------------------------
                              Richard J. Fagan, Executive Vice President and Chief Financial Officer, the principal financial officer and principal accounting officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Howard E. Goldberg and William
J. Merritt, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date:  July 31, 2001             /s/ Harry G. Campagna
                                 -----------------------------------------------
                                 Harry G. Campagna, Chairman of the Board


Date:  July 31, 2001             /s/ Howard E. Goldberg
                                 -----------------------------------------------
                                 Howard E. Goldberg, President,
                                 Chief Executive Officer and Director

Date:  July 31, 2001             /s/ D. Ridgely Bolgiano
                                 -----------------------------------------------
                                 D. Ridgely Bolgiano, Director



Date:  July 31, 2001             /s/ S. T. Clontz
                                 -----------------------------------------------
                                 Steven T. Clontz, Director


Date:  July 31, 2001             /s/ Joseph S. Colson, Jr.
                                 -----------------------------------------------
                                 Joseph S. Colson, Jr., Director



Date:  July 31, 2001             /s/ R. S. Roath
                                 -----------------------------------------------
                                 Robert S. Roath, Director



         The Plan. Pursuant to the requirements of the Securities Act, the Administrator of the InterDigital Communications Corporation Savings and Protection Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on July 31, 2001.

                                 INTERDIGITAL COMMUNICATIONS
                                 CORPORATION SAVINGS AND PROTECTION PLAN

                                 By:  INTERDIGITAL COMMUNICATIONS
                                      CORPORATION, Plan Administrator


                                 By: /s/ Howard E. Goldberg
                                     -------------------------------------------
                                     Howard E. Goldberg, President and Chief
                                     Executive Officer, the principal
                                     executive officer

                                  EXHIBIT INDEX

Exhibit No.
----------

 4.1 InterDigital Communications Corporation Savings and Protection Plan, as amended through July 31, 2001

 5       Opinion of William J. Merritt, Esquire

23.1     Consent of Independent Public Accountants

23.2     Consent of William J. Merritt, Esquire (included in Exhibit 5)

24       Power of Attorney (see signature pages at pp.7-8)